Item 77M - DWS Mid Cap
Growth Fund and DWS Small Cap
Growth Fund, each a series of
DWS Investment Trust

DWS Mid Cap Growth Fund

On February 1, 2011 (the "Effective
Date"), DWS Mid Cap Growth Fund
(the "Predecessor Fund"), a series of
DWS Advisor Funds, a
Massachusetts business trust
(Registration Nos. 033-07404 and
811-04760), was reorganized into
DWS Mid Cap Growth Fund (the
"Acquiring Fund"), a corresponding
newly created "shell" series of DWS
Investment Trust, a Massachusetts
business trust (Registration Nos.
002-13628 and 811-00043).  On the
Effective Date, all of the assets and
liabilities of the Predecessor Fund
were transferred to the Acquiring
Fund.  With the exception of the
differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant
information for the Predecessor Fund
for the six-month period ended
March 31, 2011 is reported on this
Form N-SAR.


DWS Small Cap Growth Fund

On February 1, 2011 (the "Effective
Date"), DWS Small Cap Growth
Fund (the "Predecessor Fund"), a
series of DWS Advisor Funds, a
Massachusetts business trust
(Registration Nos. 033-07404 and
811-04760), was reorganized into
DWS Small Cap Growth Fund (the
"Acquiring Fund"), a corresponding
newly created "shell" series of DWS
Investment Trust, a Massachusetts
business trust (Registration Nos.
002-13628 and 811-00043).  On the
Effective Date, all of the assets and
liabilities of the Predecessor Fund
were transferred to the Acquiring
Fund.  With the exception of the
differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant
information for the Predecessor Fund
for the six-month period ended
March 31, 2011 is reported on this
Form N-SAR.